SECURITIES AND EXCHANGE COMMISSION,
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

Bear Stearns Asset Backed Securities, Inc.

(Exact name of registrant specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-91334 (Commission file number)	13-3836437 (I.R.S. employer identification no.)

383 Madison Avenue New York, NY	10179

(Address of principal executive offices)	Zip Code

Registrant's telephone, including area code: (212) 272-2000

Not Applicable

(Former name and former address, if changed since last report)

ITEM 5.	Other Events

          Bear Stearns Asset Backed Securities, Inc., as depositor (the "Depositor") registered issuance of Asset Backed Certificates and/or Asset-Backed Notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a registration statement on Form S-3 (Registration File No. 333-91334) (as amended, the "Registration Statement"). Pursuant to the Registration Statement, the Depositor caused Bear Stearns Asset Backed Securities Trust 2003-ABF1 (the "Issuer") to issue $288,156,000 principal amount of Mortgage Pass-Through Certificates, Series 2003-ABF1 (the "Certificates"), on September 30, 2003.

          The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2003, between the Depositor, EMC Mortgage Corporation (the "Master Servicer") and LaSalle Bank National Association (the "Trustee").

           Capitalized terms not defined herein have the meanings assigned in Appendix A of the Indenture attached hereto as Exhibit 4.1

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) (b) (c)	Not applicable. Not applicable. Exhibit:

1.1 4.1 99.1	Underwriting Agreement Pooling and Servicing Agreement Mortgage Loan Purchase Agreement

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC.

Date: December 5, 2003

By: /s/ JONATHAN LIEBERMAN Name: Jonathan Lieberman Title: Senior Managing Director

INDEX TO EXHIBIT

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 25, 2003, between Bear Stearns Asset Backed Securities, Inc., and Bear, Stearns & Co. Inc.

4.1	Pooling and Servicing Agreement, dated September 1, 2003, among Bear Stearns Asset Backed Securities, Inc., EMC Mortgage Corporation, and LaSalle Bank National Association, as trustee

99.1	Mortgage Loan Purchase Agreement, dated September 30, 2003, between EMC Mortgage Corporation and Bear Stearns Asset Backed Securities, Inc.